    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1994
                                                      REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         RUSS BERRIE AND COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEW JERSEY                                     22-1815337
        (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
     OF INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)
              111 BAUER DRIVE
            OAKLAND, NEW JERSEY                                    07436
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

   RUSS BERRIE AND COMPANY, INC. 1994 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS RUSS BERRIE AND COMPANY, INC. 1994 STOCK OPTION AND RESTRICTED STOCK PLAN
              RUSS BERRIE AND COMPANY, INC. 1994 STOCK OPTION PLAN
        RUSS BERRIE AND COMPANY, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLES OF THE PLANS)
                                 RUSSELL BERRIE
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                         RUSS BERRIE AND COMPANY, INC.
                                111 BAUER DRIVE
                           OAKLAND, NEW JERSEY 07436
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (201) 337-9000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                    Copy to:

                             STEPHEN C. KOVAL, ESQ.
                            KAYE, SCHOLER, FIERMAN,
                                 HAYS & HANDLER
                                425 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 836-8000

                        CALCULATION OF REGISTRATION FEE

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- -----------------------------------------------------------------------------------------------------
                                                       PROPOSED
                                                       MAXIMUM
                                                       OFFERING     PROPOSED MAXIMUM     AMOUNT OF
   TITLE OF SECURITIES TO BE        AMOUNT TO BE      PRICE PER    AGGREGATE OFFERING   REGISTRATION
           REGISTERED                REGISTERED         SHARE            PRICE              FEE
- -----------------------------------------------------------------------------------------------------
Common Stock, stated value $.10
  per share....................   3,800,000 shares    $14.875(1)     $56,525,000(1)    $19,491.52(1)
- -----------------------------------------------------------------------------------------------------
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

(1) The offering price has been computed pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act of 1933, as amended, upon the basis of the high and low prices of the Common Stock reported on the New York Stock Exchange on January 4, 1994.

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

                                    PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, or portions thereof, filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          1. Russ Berrie and Company, Inc.'s (the "Company") Annual Report on Form 10-K for the year ended December 31, 1992.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993.

          3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993.

          4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.

          5. The description of the common stock, stated value $.10 per share, of the Company (the "Common Stock") incorporated into the Registration Statement on Form 8-A No. 1-8681 (as filed on March 8, 1984) by reference from the Registration Statement on Form S-1 No. 2-88797 (as filed on February 2, 1984) under the heading "Description of Common Stock" on pages 21-22, as amended by Amendment No. 2 to Registration Statement on Form S-1 No. 2-88797 (as filed on March 29, 1984) under the heading "Description of Common Stock" on page 22.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14A:3-5 of the Business Corporation Act of the State of New Jersey (the "Statute") permits a corporation to indemnify its present and former directors, officers, employees and certain agents (each, a "Corporate Agent") against expenses (including attorneys' fees), judgments, fines, penalties and settlements paid or incurred by them in connection with any action, suit or proceeding brought by third parties, if such Corporate Agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses, and only with respect to a matter as to which the defendant Corporate Agent shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such action, suit or proceeding was brought determines upon application that the defendant Corporate Agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court deems proper. In any case, a corporation must indemnify a Corporate Agent against expenses (including attorneys' fees) to the extent that he has been successful on the merits or otherwise or in defense of any claim or issue. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Company in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified as provided in the Statute. The Company's certificate of incorporation provides for indemnification of directors and officers to the full extent permitted by these provisions. The Company maintains an insurance policy insuring its directors and officers against certain liabilities incurred in those capacities, including liabilities which may be incurred under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following are filed as exhibits to this registration statement:

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
EXHIBITS                                        DESCRIPTION
- --------     ----------------------------------------------------------------------------------
   4.1       Russ Berrie and Company, Inc. 1994 Stock Option Plan for Outside Directors.
             Incorporated by reference herein from Exhibit 10.105 to the Company's Annual
             Report on Form 10-K for the year ended December 31, 1992 ("1992 Form 10-K").
   4.2       Russ Berrie and Company, Inc. 1994 Stock Option and Restricted Stock Plan.
             Incorporated by reference herein from Exhibit 10.106 to the 1992 Form 10-K.
   4.3       Russ Berrie and Company, Inc. 1994 Stock Option Plan. Incorporated by reference herein from Exhibit 10.104 to the 1992 Form 10-K.
   4.4       Russ Berrie and Company, Inc. 1994 Employee Stock Purchase Plan. Incorporated by
             reference herein from Exhibit 10.107 to the 1992 Form 10-K.
   4.5(a)    Restated Certificate of Incorporation of the Company and amendment thereto.
             Incorporated by reference herein from Exhibit 3.1 to Registration Statement No.
             33-10077 on Form S-1, as filed on December 16, 1986 ("S-1 Registration
             Statement").
      (b)    Certificate of Amendment to the Restated Certificate of Incorporation of the
             Company filed April 30, 1987.
   4.6(a)    Revised By-Laws of the Company. Incorporated by reference herein from Exhibit 3.2 to S-1 Registration Statement.
      (b)    Amendment to Revised By-Laws of the Company adopted April 30, 1987
      (c)    Amendment to Revised By-Laws of the Company adopted February 18, 1988
   5.1       Opinion of Messrs. Kaye, Scholer, Fierman, Hays & Handler.
  23.1       Consent of Independent Accountants.
  23.2       Consent of Messrs. Kaye, Scholer, Fierman, Hays & Handler. Contained in such firm's opinion filed as Exhibit 5.1 hereto.
  24.1       Power of Attorney of Directors included on the signature page at page II-5.

ITEM 9.  UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of New Jersey, on January 6, 1994.

                                          RUSS BERRIE AND COMPANY, INC.

                                          By: /s/       A. CURTS COOKE
                                              Name:  A. Curts Cooke
                                              Title:   President, Chief
                                            Operating Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes each of Russell Berrie, A. Curts Cooke and James A. Madonna, Jr., as attorney-in-fact, to sign and file on his behalf, individually and in each capacity stated below, any pre-effective or post-effective amendment hereto.

               SIGNATURE                                TITLE                       DATE
- ----------------------------------------    -----------------------------    ------------------
         /s/   RUSSELL BERRIE               Chairman of the Board, Chief     December 31, 1993
- ----------------------------------------    Executive Officer and
               Russell Berrie               Director (principal executive
                                            officer)

      /s/     A. CURTS COOKE                President, Chief Operating       December 31, 1993
- ----------------------------------------    Officer and Director
             A. Curts Cooke

           /s/   PAUL CARGOTCH              Vice President -- Finance and    December 31, 1993
- ----------------------------------------    Chief Financial Officer
             Paul Cargotch                  (principal financial and
                                            accounting officer)

                                            Director                         December   , 1993
- ----------------------------------------
            Raphael Benaroya

     /s/      ARTHUR D. CHARPENTIER         Director                         December 31, 1993
- ----------------------------------------
         Arthur D. Charpentier

         /s/    JIMMY HSU                   Director                         December 31, 1993
- ----------------------------------------
               Jimmy Hsu

                                            Director                         December   , 1993
- ----------------------------------------
            Charles Klatskin

         /s/    JOSEPH KLING                Director                         December 31, 1993
- ----------------------------------------
              Joseph Kling

                                            Director                         December   , 1993
- ----------------------------------------
         James A. Madonna, Jr.

                                            Director                         December   , 1993
- ----------------------------------------
             Sidney Slauson

     /s/      BERNARD H. TENENBAUM          Director                         December 31, 1993
- ----------------------------------------
          Bernard H. Tenenbaum

                                 EXHIBIT INDEX

EXHIBIT                                     DESCRIPTION                                    PAGE
- -------     ---------------------------------------------------------------------------    ----
   4.5(b)   Certificate of Amendment to Restated Certificate of Incorporation of the
            Company filed April 30, 1987.
   4.6(b)   Amendment to Revised By-Laws of the Company adopted April 30, 1987.
   4.6(c)   Amendment to Revised By-Laws of the Company adopted February 18, 1988.
   5.1      Opinion of Messrs. Kaye, Scholer, Fierman, Hays & Handler..................
  23.1      Consent of Independent Accountants.........................................